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                                                                  EXHIBIT 10.1

                               AMENDMENT NO. 1 TO
                       STRATEGIC AND MARKETING AGREEMENT


     This AMENDMENT NO. 1 (the "Amendment") to the Strategic and Marketing Agreement is entered into as of this 1st day of October, 2000 (the "Effective Date"), by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC Internet Communications, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("SBC Sub"), Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), and Prodigy Communications Limited Partnership, a Delaware limited partnership ("Operating Partnership") (each of SBC, SBC Sub, Prodigy, and Operating Partnership, a "Party" and collectively, the "Parties"). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Strategic Agreement (as defined below).

     WHEREAS, the Parties have entered into a Strategic and Marketing Agreement dated as of November 19, 1999 (the "Strategic Agreement");

     WHEREAS, the Parties each desire to enter into this Amendment for the purpose of amending the Strategic Agreement;

     WHEREAS, Section 10.6 of the Strategic Agreement permits the Parties to vary, amend or extend the Strategic Agreement by written agreement executed and delivered by duly authorized officers or representatives of the respective Parties; and

     WHEREAS, the Parties each desire that, except to the extent amended by this Amendment, all terms of the Strategic Agreement shall remain in full force and effect without amendment, change or modification;

     NOW, THEREFORE, in consideration of the mutual agreements of the Parties contained herein and in the Strategic Agreement, the Parties hereto agree as follows:

1.   Deferred Marketing Payments

     1.1. Deferred Payments. Notwithstanding anything to the contrary contained in Section 2.6(e) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement, the marketing fees described in Section 2.6(a) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement (each such fee, a "Bounty") shall be payable by Operating Partnership to SBC Sub in three (3) annual payments, each equal to one third of the Bounty (each an "Installment"), plus interest on the unpaid portion of the Bounty at the Interest Rate (the "Interest", and, together with the Installment, a "Payment").
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     1.2.  Interest Rate. The "Interest Rate" shall be the lesser of twelve percent (12%) per annum (on the basis of a 360 day year for the actual number of days involved) or the maximum rate permitted by New York law; provided, however, that if Operating Partnership shall have failed to make a scheduled Payment within seven (7) days of such Payment coming due, the Interest Rate shall increase to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by New York law; provided further however, that once Operating Partnership shall have paid all Payments in arrears, the Interest Rate shall revert to the lesser of twelve percent (12%) per annum or the maximum rate permitted by New York law.

     1.3. Interest Accrual. Interest shall begin to accrue on each Bounty on the day following the date on which the Bounty was Earned (as defined below) by SBC, its Affiliates or distributors of the Prodigy Service pursuant to Section 2.6(a) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement. For purposes of Sections 1.2, 1.3, 1.4 and 1.5 hereof, a Bounty shall be deemed earned ("Earned") on the last day of the calendar month in which SBC, its Affiliates or its distributors of the Prodigy Service shall have procured a Subscriber in accordance with Section 2.6(a) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement. For example, SBC shall be deemed to have Earned Bounties as of October 31, 2000 for all Subscribers procured by SBC, its Affiliates or its distributors of the Prodigy Service between October 1, 2000 and October 31, 2000.

     1.4. Payment Due Date. The first Payment on any Bounty Earned in a fiscal year commencing October 1 and ending on September 30 (a "Bounty Year") shall be due on the day that is fifteen (15) calendar days after the end of such Bounty Year. Subsequent Payments on such Bounties are due annually. For example, Operating Partnership must make the first Payment for Bounties Earned between October 31, 2000 and September 30, 2001 (the "Example Bounty Year") no later than October 15, 2001. Subsequent Payments on Bounties Earned in the Example Bounty Year will be due on October 15, 2002 and October 2003.

     1.5. Outstanding Bounties. All Bounties Earned prior to October 1, 2000 and not paid as of the Effective Date, shall have accrued Interest as if this Amendment were in effect as of the date that such Bounty was Earned. Notwithstanding Section 1.4 hereof, the first Payment on all Bounties Earned prior to October 1, 2000 shall be due on February 5, 2001.

     1.6. Waiver of Additional Fees. Notwithstanding Section 2.6(d) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement, for the term of this Amendment, SBC and SBC Sub agree to waive payment by Operating Partnership of any CPE, installation and hardware charges (the "Provision Fees") payable pursuant to 2.6(d) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement. Additionally, SBC and SBC Sub agree to waive payment by
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           Operating Partnership of any such Provision Fees earned but not paid by Operating Partnership to SBC Sub prior to the Effective Date.

     1.7. Prepayment. Nothing contained in this Amendment shall prohibit Operating Partnership from making any Payment prior to the date on which it is due hereunder.

     1.8.  Offset Right. Notwithstanding anything to the contrary contained in
           Section 2.6(c) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement, SBC Sub shall have the right to offset any amounts that it may owe to Operating Partnership pursuant to Section 2.6(c) ("SBC New Subscriber Marketing Payments") of the Strategic Agreement against any Payment owed by Operating Partnership to SBC Sub.

     1.9. Termination for Non-Payment. Notwithstanding Section 2.1 hereof, if, during the term of the Strategic Agreement, Prodigy fails to make any Payment due to SBC or SBC Sub within sixty (60) days of such Payment becoming due, SBC may, in its sole discretion, terminate this Amendment upon thirty (30) days' written notice to Prodigy and Operating Partnership. Upon termination of this Amendment in accordance with this Section 1.9, all remaining Payments due under this Amendment shall become immediately due and payable.

2.   Term and Termination.

     2.1. Termination. This Amendment shall terminate upon the termination of the Strategic Agreement; provided, that SBC may terminate this Amendment in its sole discretion upon sixty (60) days' written notice to Prodigy and Operating Partnership given any day that is after the date six months after the Effective Date (the "Amendment Termination Date"). Upon the termination of this Amendment in accordance with the proviso contained in this Section 2.1, all remaining Payments due with respect to any Bounty earned prior to the Amendment Termination Date shall be due and payable on the day that is 90 days after the Amendment Termination Date.

     2.2. No Effect on Strategic Agreement. Termination of this Amendment pursuant to Section 2.1 hereof shall not affect the Strategic Agreement, which shall remain in full force and effect without amendment, change or modification, except as may otherwise be agreed in accordance with the terms of the Strategic Agreement.

3.   Other Rights

     3.1. Payment Data. Operating Partnership shall provide SBC and SBC Sub with all information, data and calculations SBC and SBC Sub may request with respect to
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           any Payments due to enable SBC and SBC Sub to verify Operating
           Partnership's and Prodigy's compliance with its obligations hereunder.

     3.2. SBC Audit Rights. SBC and SBC Sub or their representatives shall have the right to make an inspection of the business, books and records of Operating Partnership and Prodigy related to any Payments payable under this Amendment and the Strategic Agreement, during normal business hours and upon five (5) days' written notice to Operating Partnership and Prodigy, that are relevant for the purpose of verifying Operating Partnership's and Prodigy's compliance with its obligations under this Amendment and the Strategic Agreement. Operating Partnership and Prodigy shall maintain business records, books, account information, computer logs and related materials that are sufficient to permit SBC and SBC Sub to reasonably verify that Operating Partnership and Prodigy is in compliance with its obligations hereunder.

4.   Miscellaneous.

     4.1. Each of the Parties hereto represents that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     4.2. The provisions of Article X of the Strategic Agreement, including, without limitation, the New York choice of law and waiver of right to a trial by jury set forth in Section 10.2 ("Governing Law; Venue; Waiver of Jury Trial") thereof, shall be applicable to this Amendment.

     4.3. The Parties agree that any controversy or claim arising from or relating to this Amendment shall been resolved in accordance with
           Article VI of the Strategic Agreement.

     4.4. Each Party acknowledges that this Amendment was drafted by all Parties and no provision or term shall be construed against any Party by virtue of such Party being deemed to have drafted such term or provision.

     4.5. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and may be executed by facsimile signature. All counterparts shall collectively constitute one and the same Amendment.

     4.6. The Strategic Agreement (including the exhibits and/or schedules thereto), as amended by this Amendment, constitutes the entire agreement among the Parties with regard to the subject matter of the Strategic Agreement. Except to the extent amended by this Amendment, all terms of the Strategic Agreement shall remain in full force and effect without amendment, change or modification.
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     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed in its name and on its behalf, all as of the date first above written.

                        SBC COMMUNICATIONS INC.


                        By: /s/ James S. Kahan
                           ---------------------------------
                           Name: James S. Kahan
                           Title: Senior Executive Vice President-
                                  Corporate Development

                        SBC INTERNET COMMUNICATIONS, INC.


                        By: /s/ James S. Kahan
                           ---------------------------------
                           Name: James S. Kahan
                           Title: Authorized Representative

                        PRODIGY COMMUNICATIONS
                        CORPORATION


                        By: /s/ Charles J. Roesslein
                           ---------------------------------
                           Name: Charles J. Roesslein
                           Title: President, CEO, Chairman of the Board


                        PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP

                        By:  Prodigy Communications Corporation,
                             as general partner of Prodigy
                             Communications Limited Partnership


                        By: /s/ Charles J. Roesslein
                           ---------------------------------
                           Name: Charles J. Roesslein
                           Title: President, CEO, Chairman of the Board